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                                                            Press Release


ITC Learning Corporation             For ITC Learning:
13515 Dulles Technology Drive        ITC Learning Corporation
Herndon, VA 20171-3413               Christopher E. Mack, President
http://www.itclearning.com           800-638-3757
OTC: ITCC.BB                         Fax 703-713-0065

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               ITC Learning Announces Sale of European Subsidiary

Herndon, VA -- (January 3, 2001) -- ITC Learning Corporation ("ITC" or the "Company")(OTC: ITCC.BB), a provider of process and manufacturing workplace skills training, today announced the sale of its European subsidiary, Activ Training Limited ("Activ"), in a management buyout led by Phillip G. Jones. Mr. Jones has been the Managing Director of Activ for ITC since its inception in 1995. The transaction was valued at $1 million, including a cash payment and a secured five year promissory note.

Christopher E. Mack, President stated, "With ITC's recommitment to its core industrial base, redefining this relationship makes good economic and business sense. Over the past five years, Activ has concentrated its sales and marketing efforts on the distribution of PC Skills, Business Skills and Information Technology training products. Clearly defining Activ's on-going role as a long-term business partner instead of an ITC subsidiary allows the maximum flexibility for Activ's future operations. ITC expects to benefit from this flexibility through greater royalty payments than we might have otherwise received through the previous relationship."

Activ will remain ITC's exclusive international master distributor for Europe, Middle East and Africa and will retain sole responsibility for maintaining the network of ITC resellers in these territories. For the nine months ended September 30, 2000, Activ accounted for approximately 30% of ITC Learning's consolidated revenues and approximately 4% of total assets. The Company expects that on-going revenues from Activ will be reduced, primarily from no longer including the gross sales by Activ in the Company's consolidated financial statements.

Phillip G. Jones, Managing Director of Activ stated, "this move will ensure that Activ Training will go from strength to strength, as we transition from being a traditional multimedia training business to a service and solution oriented E-Learning business. ITC's current and future products will provide a key element of our high quality and growing content portfolio and, of course, we will continue to manage and support ITC resellers across Europe, the Middle East and Africa. This is great news for our clients, our resellers and the ongoing relationship between Activ and ITC."

About ITC

ITC Learning Corporation develops and markets workplace training solutions for industrial business, education, and government segments with headquarters in the Greater Washington, DC area and offices in
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Australia and Canada. With over 5,000 organizations worldwide using ITC's products to improve employee productivity and skills, ITC is recognized for excellence in industrial course content, training delivery technologies, and customer support. ITC provides customers with total training solutions, complete with services, administrative software and approximately 600 Video, CD-ROM, intranet, and Internet delivered multimedia courses on topics such as Industrial Technical Skills, Regulatory Compliance, Basic Literacy Skills, Information Technology, Business Productivity, and Personal Computer Skills. The Company's stock is traded over the counter under the symbol ITCC.

ITC Learning Corporation is located in Herndon, VA and can be reached at (800) 638-3757 or on the web at www.itclearning.com.

This press release contains forward-looking statements. The words "believe," "expect," "intend," "anticipate," and "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks or uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of acceptance of the Company's products by the marketplace, competition, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.



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